SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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PIMCO EQUITY SERIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The PIMCO RAE Global Fund recently adjourned a special shareholder meeting to April 16, 2021 due to insufficient responses from eligible shareholders. The proxy statement is attached for reference.

It is our understanding that [    ] has yet to vote their shares. Given this, I wanted to provide a brief description of the proxy below and reach out to see if you have any questions.

As further described in the proxy statement, Parametric Portfolio Associates LLC (“Parametric”) serves as portfolio implementer to the PIMCO RAE Global Fund pursuant to an interim portfolio implementation agreement. Parametric is an indirect wholly-owned subsidiary of Eaton Vance Corp. (“EVC”). A recent transaction involving EVC triggered automatic termination of Parametric’s portfolio implementation agreement involving the Fund and commencement of the interim portfolio implementation agreement. The Meeting is being called to seek shareholder approval of a replacement portfolio implementation agreement the terms of which are materially identical to the terms of the corresponding prior agreement.

The Board of Trustees recommends that shareholders vote for approval of the new portfolio implementation agreement, as more fully described in the attached proxy statement.

We appreciate your attention to this matter and please let me know if you have any questions.

Thank you,

The PIMCO RAE Global ex-US Fund recently adjourned a special shareholder meeting to April 16, 2021 due to insufficient responses from eligible shareholders. The proxy statement is attached for reference.

It is our understanding that [    ] has yet to vote their shares. Given this, I wanted to provide a brief description of the proxy below and reach out to see if you have any questions.

As further described in the proxy statement, Parametric Portfolio Associates LLC (“Parametric”) serves as portfolio implementer to the PIMCO RAE Global ex-US Fund pursuant to an interim portfolio implementation agreement. Parametric is an indirect wholly-owned subsidiary of Eaton Vance Corp. (“EVC”). A recent transaction involving EVC triggered automatic termination of Parametric’s portfolio implementation agreement involving the Fund and commencement of the interim portfolio implementation agreement. The Meeting is being called to seek shareholder approval of a replacement portfolio implementation agreement the terms of which are materially identical to the terms of the corresponding prior agreement.

The Board of Trustees recommends that shareholders vote for approval of the new portfolio implementation agreement, as more fully described in the attached proxy statement.

We appreciate your attention to this matter and please let us know if you have any questions.

Thank you,